VOTE ONLINE 1. Read the proxy statement. 2. Go to: www.proxyvotenow.com/XXXX2025 3. Follow the simple instructions.

VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free XXX-XXX-XXXX 3. Follow the simple instructions.

VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided
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AXS CHANGE FINANCE ESG ETF
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [,2025]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of the AXS Change Finance ESG ETF (the “Fund”) hereby appoints each of [Nominee Name], [Nominee Name], and [Nominee Name], collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [ ], 2025, at [:00 a.m. Eastern time], at the offices of Mutual Fund Administration, LLC located at 2220 E. Route 66, Suite 226, Glendora, CA 91773 and at any adjournment thereof.
The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable Sign in the box above
Date
Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [, 2025].
The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/[2025]

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓ Please detach at perforation before mailing ↓
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This proxy is solicited on behalf of the Board of Directors. It will be voted as specified.
If no specification is made, this proxy shall be voted “FOR” the proposal.
The Board of Directors has voted in favor of the proposal and recommends that you vote “FOR” the proposal.
TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Target Fund to the Stance Sustainable Beta ETF (the “Acquiring Fund”), a series of EA Series Trust (the “EA Trust”), in exchange for (a) shares of the Acquiring Fund, and cash in lieu of fractional shares of the Acquiring Fund, with an aggregate net asset value (“NAV”) equal to the aggregate NAV of the shares of the Target Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of the Acquiring Fund and cash in lieu of fractional shares received in the exchange to the shareholders of the Target Fund (the "Reorganization");	FOR	AGAINST	ABSTAIN

The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.